UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

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XUN ENERGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-53466	90-0669916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12759 NE Whitaker Way, #C453, Portland, Oregon, 97230

(Address of Principal Executive Office) (Zip Code)

(775) 200-0505

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2014 the Superior Court of Connecticut, Judicial District of Danbury (the “Court”) entered an Order for Approval of Stipulation for Settlement of Claims (the “Order”) in the matter titled Equity Capital Ventures, Inc. (“ECVI”) v. Xun Energy, Inc. (the “Company”). The Order relates to the Stipulation of the parties dated October 2, 2014 (the “Stipulation”) which the Court found to be fair, equitable and reasonable. The Stipulation resulted from the September 5, 2014 complaint filed by ECVI against the Company with respect to the Company’s failure to pay $1,834,935 in debt obligations (the “Debt”) which ECVI had acquired from 11 creditors of the Company (the “Debt Assignors”) pursuant to the execution of Debt Claim Purchase Agreements. The Debt Assignors, which included insiders of the Company, had voluntarily assigned all or a part of their respective receivables due from the Company to ECVI subject to Court approval.

Pursuant to the Stipulation, we are required to issue shares of the Company’s common stock (the “Shares”) to ECVI in an amount which will result in ECVI’s receipt of approximately $2,038,818 in net sales proceeds, $203,883 of which amount will be retained by ECVI and $1,834,935 of which amount will be transferred by ECVI to the Debt Assignors. The number of Shares to be issued to and sold by ECVI pursuant to the Stipulation cannot be determined at this time. The Stipulation gives the Company the right, at its option, to set a reasonable floor price before the beginning of each trading day, representing the minimum price at which ECVI may sell Shares during that day. In the event a floor price has not been provided for a trading day, the most recently provided floor price will apply to that trading day. The Shares will be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, and will be freely tradable by ECVI upon issuance. At no time will Shares be issued to ECVI in an amount which will result in ECVI owning more than 9.99% of the Company’s issued and outstanding shares and as such, the Shares to be issued to ECVI are expected to be issued in tranches. The Company is required to provide its transfer agent with an opinion authorizing and instructing the initial issuance of Shares to ECVI on or prior to November 24, 2014.

The Stipulation also contains a restrictive covenant which restricts the Company and its affiliates, during the period in which ECVI holds any Shares, without the prior written consent of ECVI, from voting any shares of the Company owned or controlled by them (unless voting in favor of a proposal approved by a majority of the Company’s Board of Directors), or seeking to influence others to vote, in favor of (i) certain extraordinary corporate transactions involving the Company or any of its subsidiaries (such as mergers, reorganization or liquidation); (ii) the sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iii) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any other material change in the Company’s business or corporate structure; (vi) a change in the Company's charter, bylaws or instruments corresponding thereto; (vii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (viii) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934,

as amended; (ix) terminating the Company’s transfer agent (x) taking any action which would impede the purposes and objects of the Stipulation; or (xi) taking any action, intention, plan or arrangement similar to any of those enumerated above.

As a result of the Order and Stipulation, a total of $1,834,935 in accounts payable and accrued expenses will be satisfied through the issuance and sale of the Shares as provided above. The Debt will come off the Company’s balance sheet and will significantly improve the liquidity of the Company.

ITEM 3.02. UNREGISTERED SALES OF SECURITIES.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

As the result of the Order, the Shares to be issued to ECVI will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

ITEM 9.01

EXHIBITS

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Exhibit Description

10.1	Stipulation between Registrant and Equity Capital Ventures Inc. dated October 2, 2014

10.2	Order of the Superior Court of Connecticut for the Judicial District of Danbury dated November 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 21, 2014

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President and CEO

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